EXHIBITS
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                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                              For the Three Months                   For the Nine Months
                                                 Ended March 31,                       Ended March 31,
                                              ---------------------                 --------------------
                                                                    Amounts in thousands
                                                 2000          1999                  2000          1999
                                                -------       -------               -------       -------
Net income                                       $5,762        $5,549               $16,738      $14,217
Weighted average common shares
  outstanding                                    11,252        11,343                11,429       10,700

Basic earnings per common shares                  $0.51         $0.49                 $1.46        $1.33
                                                =======       =======               =======      =======
Total weighted average common shares
  outstanding                                    11,252        11,343                11,429       10,700

Unvested shares of Recognition and

Retention Plan and common stock
  equivalents due to dilutive
  effect of stock options                           415           878                   568          901
                                                -------       -------               -------      -------
Total weighted average common shares and
  common share equivalents utilized for
  diluted earnings per share                     11,667        12,221                11,997       11,601
                                                =======       =======               =======      =======
Diluted earnings per common share and
  common share equivalents                        $0.49         $0.45                 $1.40        $1.23
                                                =======       =======               =======      =======
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